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                                                             Exhibit 23


INDEPENDENT AUDITORS' CONSENT





     We consent to the incorporation by reference in this Registration Statement of South Carolina Electric & Gas Company on Form S-3 of the reports of Deloitte & Touche dated February 7, 1994 appearing in the Annual Report on Form 10-K of South Carolina Electric & Gas Company for the year ended December 31, 1993, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
March 3, 1995



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